As filed with the Securities and Exchange Commission on August 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORCEPT THERAPEUTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	149 Commonwealth Drive Menlo Park, CA 94025 (650) 327-3270	77-0487658
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Joseph K. Belanoff, M.D.

Chief Executive Officer

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

(650) 327-3270

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount Of Registration Fee(4)
Debt Securities (5), Preferred Stock, $0.001 par value per share (6), Common Stock, $0.001 par value per share (7), Equity Warrants and Debt Warrants	(8)	(8)
Total	$100,000,000	$4,635

(1)	In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any debt securities are issued with original issue discount, such greater amount as shall result in proceeds of $100,000,000 to the registrant.
(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	This registration statement registers an indeterminate amount of securities having an aggregate initial offering price of $100,000,000. Pursuant to Rule 415(a)(6), $35,000,000 of the securities registered hereunder are unsold securities previously registered on Registration Statement (File No. 333-149087), filed on February 6, 2008, for which a filing fee of $1,965 was previously paid and will continue to be applied to such unsold securities. The amount of the registration fee in the “Calculation of Registration Fee” table relates to the additional $65,000,000 of securities being registered hereunder. As a result, a filing fee of $4,635 is being paid herewith.
(5)	Debt securities may be issued in primary offerings, upon exercise of warrants registered by this registration statement and/or upon conversion of another series of debt securities registered by this registration statement.
(6)	Shares of preferred stock may be issued in primary offerings, upon conversion of debt securities and/or another series of preferred stock and/or other securities registered by this registration statement, and/or upon exercise of warrants registered by this registration statement.
(7)	Shares of common stock may be issued in primary offerings, upon conversion of debt securities and/or preferred stock registered by this registration statement, and/or upon exercise of warrants registered by this registration statement.
(8)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E to Form S-3 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 18, 2010.

$100,000,000

Debt Securities

Preferred Stock

Common Stock

Equity Warrants

Debt Warrants

We may, from time to time, sell up to $100,000,000 in the aggregate of:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of our preferred stock, par value $0.001 per share, in one or more series;

•	shares of our common stock, par value $0.001 per share;

•	warrants to purchase our preferred stock or our common stock;

•	warrants to purchase our debt securities; or

•	any combination of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CORT”. On August 18, 2010, the last reported sale price for our common stock on the Nasdaq Capital Market was $2.99 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

EXPLANATORY NOTE

The aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant was approximately $114.4 million as of August 12, 2010 based upon the closing price on the Nasdaq Capital Market reported for such date. This calculation does not reflect a determination that certain persons are affiliates of the registrant for any other purpose.

ABOUT THE COMPANY

We are a pharmaceutical company engaged in the discovery and development of drugs for the treatment of severe metabolic and psychiatric disorders. Our focus is on those disorders that are associated with a steroid hormone called cortisol. Elevated levels and abnormal release patterns of cortisol have been implicated in a broad range of human disorders. Since our inception in May 1998, we have been developing our lead product, CORLUX, a potent glucocorticoid receptor II (GR-II), antagonist that blocks the activity of cortisol. We have also discovered three series of novel selective GR-II antagonists and have moved CORT 108297, a compound from one of these series, into clinical development.

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Cushing’s Syndrome. Cushing’s Syndrome is a disorder caused by prolonged exposure of the body’s tissues to high levels of the hormone cortisol. Sometimes called “hypercortisolism,” it is relatively uncommon and most often affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed with this syndrome each year, resulting in approximately 3,000 new patients and an estimated prevalence of 20,000 patients with Cushing’s Syndrome in the United States.

The Investigational New Drug application, or IND, for the evaluation of CORLUX for the treatment of Cushing’s Syndrome was opened in September 2007. The U.S. Food and Drug Administration, or FDA, indicated that our single 50-patient open-label study may provide a reasonable basis for the submission of a New Drug Application, or NDA, for this indication. In June 2010, we completed enrollment of all 50 patients in our open-label Phase 3 trial of CORLUX in patients with Cushing’s Syndrome. We expect to announce top-line results of this study in December 2010 and to submit our NDA for the use of CORLUX in Cushing’s Syndrome to the FDA during the first quarter of 2011.

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of endogenous Cushing’s Syndrome. Orphan Drug Designation is a special status granted by the FDA to encourage the development of treatments for diseases or conditions that affect fewer than 200,000 patients in the United States. Drugs that receive Orphan Drug Designation obtain seven years of marketing exclusivity from the date of drug approval, as well as tax credits for clinical trial costs, marketing application filing fee waivers and assistance from the FDA in the drug development process.

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Psychotic Depression. We are also developing CORLUX for the treatment of the psychotic features of psychotic major depression under an exclusive patent license from Stanford University. Psychotic major depression will hereinafter be referred to as psychotic depression. The FDA has granted “fast track” status to evaluate the safety and efficacy of CORLUX for the treatment of the psychotic features of psychotic depression.

In March 2008, we began enrollment in Study 14, our ongoing Phase 3 trial in psychotic depression. The protocol for this trial incorporates what we have learned from our three previously completed Phase 3 trials. It attempts to address the established relationship between increased drug plasma levels and clinical response and attempts to decrease the random variability observed in the results of the psychometric instruments used to measure efficacy. In one of the previously completed Phase 3 trials, Study 06, we prospectively tested and confirmed that patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo; this threshold was established from data produced in earlier studies.

As expected, patients who took 1200 milligram, or mg, of CORLUX in Study 06 developed higher drug plasma levels than patients who received lower doses. Further, there was no discernable difference in the incidence of adverse events between patients who received placebo in Study 06 and those who received 300 mg, 600 mg or 1200 mg of CORLUX in that study. Based on this information, we are using a CORLUX dose of 1200 mg once per day for seven days in Study 14.

In addition, we also are utilizing a third party centralized rating service to independently evaluate the patients for entry into the study as well as to evaluate their level of response throughout their participation in the study. We believe the centralization of this process will improve the consistency of diagnosis and severity rating across clinical trial sites and reduce the background noise that was experienced in earlier studies and is endemic to many psychopharmacologic studies. We believe that this change in dose, as well as the other modifications to the protocol, should allow us to demonstrate the efficacy of CORLUX in the treatment of the psychotic symptoms of psychotic depression. In early 2009, in order to conserve financial resources, we reduced the number of clinical sites in this study to eight, and extended the timeline for its completion.

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Antipsychotic-induced Weight Gain Mitigation. In 2005, we published the results of studies in rats that demonstrated that CORLUX both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine (the active ingredient in Zyprexa). This study was paid for by Eli Lilly and Company, or Eli Lilly.

During 2007, we announced positive results from our clinical proof-of-concept study in lean healthy male volunteers evaluating the ability of CORLUX to mitigate weight gain associated with the use of Zyprexa. The results showed a statistically significant reduction in weight gain in those subjects who took Zyprexa plus CORLUX compared to those who took Zyprexa plus placebo. Also, the addition of CORLUX to treatment with Zyprexa had a beneficial impact on secondary metabolic measures such as fasting insulin, triglycerides and abdominal fat, as indicated by waist circumference. Eli Lilly provided Zyprexa and financial support for this study. In January 2009 we announced positive results from a similar proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of Johnson & Johnson’s Risperdal. This study, which began in 2008, confirmed and extended the earlier results seen with CORLUX and Zyprexa, demonstrating a statistically significant reduction in weight and secondary metabolic endpoints of fasting insulin, triglycerides and abdominal fat, as indicated by waist circumference. The results from the study of CORLUX and Risperdal were presented at several scientific conferences, including the American Diabetes Association meeting in June 2009.

The combination of Zyprexa or Risperdal and CORLUX is not approved for any indication. The purpose of these studies was to explore the hypothesis that GR-II antagonists, such as CORLUX and our next generation of selective GR-II antagonists, would mitigate weight gain associated with antipsychotic medications. The group of medications known as second generation antipsychotic medication, including Zyprexa, Risperdal, Clozaril and Seroquel, are widely used to treat schizophrenia and bipolar disorder. All medications in this group are associated with treatment emergent weight gain of varying degrees and carry a warning in their labels relating to treatment emergent hyperglycemia and diabetes mellitus.

We have completed IND enabling work with CORT 108297, which included preclinical studies in the rat in antipsychotic induced weight gain, diet induced weight gain and insulin sensitivity. In February 2010, we initiated a Phase 1 study to evaluate the tolerability of this compound in healthy volunteers. CORT 108297 is the lead compound from our three series of selective GR-II antagonists. Preclinical studies of CORT 108297, presented at scientific conferences during 2009, demonstrated a statistically significant mitigation of weight gain and other metabolic effects when added to olanzapine, the active ingredient in Eli Lilly’s medication Zyprexa. CORT 108297 also demonstrated the potential to mitigate weight gain caused by consumption of a high fat, high sucrose diet and improve insulin sensitivity in a preclinical mouse model.

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Additional Indications. We have discovered three series of next-generation selective GR-II receptor antagonists, two of which have been patented in the United States and one of which is the subject of a pending U.S. patent application. As discussed above, the lead compound from these series, CORT 108297, is being developed for the prevention of weight gain induced by antipsychotic medications. Dosing of healthy volunteers in the first Phase 1 study of CORT 108297 was completed in July 2010, a second Phase 1 study is planned to begin later this year and a Phase 2 trial is planned to begin in 2011. During the second quarter of 2010, we selected a second new compound, CORT 113083, to advance toward an IND filing. CORT 113083 has demonstrated excellent bioavailability in animal models. During the third quarter of 2010, we will be commencing various manufacturing development and additional preclinical studies supporting an IND filing for this compound. There are numerous additional compounds in these three series that may be developed for weight gain mitigation or other diseases in which excess cortisol plays a role. The role of excess cortisol has been well established and documented in the scientific literature in diabetes, obesity, hypertension, osteoporosis, glaucoma, Alzheimer’s disease and various other neurodegenerative diseases, in addition to antipsychotic-induced weight gain.

We were incorporated in the State of Delaware on May 13, 1998. Our registered trademarks include Corcept® and CORLUX®. Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

Our principal executive offices are located at 149 Commonwealth Drive, Menlo Park, CA 94025. Our telephone number is (650) 327-3270. Our web site address is www.corcept.com. The information found on our website, or otherwise accessible through our website, is not deemed to be part of this prospectus. References in this prospectus to “we,” “us,” “our,” “our company” or “Corcept” refer to Corcept Therapeutics Incorporated.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements made or incorporated by reference in this prospectus include statements about:

•	the progress of our research, development and clinical programs and the timing of regulatory activities;

•	our estimates of the dates by which we expect to report results of our clinical trials and the anticipated results of these trials;

•	the timing of market introduction of CORLUX® and future product candidates, including CORT 108297;

•	our ability to market, commercialize and achieve market acceptance for CORLUX or other future product candidates, including CORT 108297;

•	uncertainties associated with obtaining and enforcing patents;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” section of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. These forward-looking statements reflect our view only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the Securities and Exchange Commission.

USE OF PROCEEDS

Except at otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds to fund research, development and commercialization activities, including clinical trials, to fund working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently have no plans, commitments or agreements with respect to any such acquisitions or investments. The amounts and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, technological advances and the competitive environment for our drug candidates. We intend to invest the net proceeds in money market funds and/or short-term investment-grade securities until we are ready to use them.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency (in thousands) for the periods indicated.

	Year Ended December 31,					Six Months Ended June 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings to cover fixed charges	$(20,093)	$(24,873)	$(11,573)	$(20,061)	$(20,166)	$(11,768)

(1)

Ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. For this purpose, earnings consist of net loss before fixed charges. Fixed charges consist of interest on capital leases and interest embedded in the rent paid on operating leases for office space.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of our preferred stock, par value $0.001 per share, in one or more series;

•	shares of our common stock, par value $0.001 per share;

•	warrants to purchase our preferred stock or our common stock;

•	warrants to purchase our debt securities; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution, or an officers’ certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $100,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for gross proceeds to us in U.S. dollars of up to $100,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

The debt securities offered by this prospectus will be issued under an indenture between us and a trustee, as trustee. We have filed a copy of the form of indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors resolution, an officers’ certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (we shall refer to these persons as participants) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described in this prospectus, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met. (Section 5.1)

Events of Default

Unless we provide otherwise in the applicable prospectus supplement, “event of default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 90 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 6.1) An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under guaranties by us of any subsidiary indebtedness.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 51% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of the holders to institute suit for the enforcement of the payment, the right of holders to waive past defaults or amendments to the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in Sections 4.2 (SEC Reports), 4.3 through 4.6 (Compliance Certificate; Stay, Extension and Usury Laws; Corporate Existence; Taxes) and Section 5.1 (When Company May Merge, Etc.) of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Conversion and Exchange Rights

The debt securities may be exchanged for or converted into shares of common stock, shares of preferred stock or other securities. The terms, if any, on which the debt securities may be exchanged for or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of the debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding as of August 12, 2010.

Undesignated Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock.

Under our certificate of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to the remaining authorized but unissued shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this prospectus, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless we provide otherwise in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which such preferred stock will be issued;

•	the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends on such dates and at such rates as set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates, fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

Bank credit agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our capital stock.

Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

•

full dividends (including if such preferred stock is cumulative, dividends for prior dividend periods) have been declared and paid in full or declared and consideration sufficient for payment set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock, other than junior stock, as defined below, and

•

we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series, other than junior stock, as defined below, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock (we refer to this common stock and any such other stock as junior stock), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock.

Liquidation Preferences

Unless otherwise specified in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, but after any required distributions to holders of any shares of our stock ranking senior as to such distribution to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up and after required distribution of our assets to holders of any shares of our stock ranking senior as to such distribution to the preferred stock of a particular series, the amounts payable with respect to the preferred stock of such series and any other shares of our preferred stock, including any other series of the preferred stock, ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless we provide otherwise in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date, unless default is made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

The terms, if any, on which shares of the preferred stock of any series may be exchanged for or converted into shares of common stock, another series of the preferred stock or any other security will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of the preferred stock or the amount of any other securities to be received by the holders of the preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, the holders of the preferred stock will not be entitled to vote for any purpose.

DESCRIPTION OF COMMON STOCK

General

We have authority to issue 140,000,000 shares of our common stock, par value $0.001 per share. As of August 12, 2010, 72,031,362 shares of our common stock were outstanding.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preemptive Rights

In addition, in connection with the sale of an aggregate of 12,596,475 shares of our common stock and warrants to purchase an aggregate of 4,408,773 shares of common stock, on October 12, 2009, we granted each investor preemptive rights to purchase its pro rata share of all common stock or common stock equivalents, that we may, from time to time, propose to sell and issue, other than certain excluded securities, commencing from and after October 16, 2009 until the unblinded data from our Phase 3 Cushing’s Syndrome trial is generally available to and known by the public.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, provided, however, that except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the certificate of incorporation, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Other

Holders of common stock have no preemptive rights other than as described above or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Our common stock is subject to certain limitations on ownership and transfer. See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” below.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CORT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of August 12, 2010, there are 9,200,372 warrants outstanding.

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time.

No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF

INCORPORATION AND BYLAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are on file with the SEC as exhibits to registration statements we previously filed. See “Where You Can Find More Information.”

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. This law prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

•

Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by the chairman of the board or by our president, or by a resolution adopted by a majority of our board of directors.

•

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated certificate of incorporation requires and our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•	Elimination of Stockholder Action by Written Consent. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Amendment of Bylaws. Any amendment of our bylaws by our stockholders requires approval by holders of at least 66 2/3% of our then outstanding common stock, voting together as a single class.

VALIDITY OF THE SECURITIES

The validity of the securities being offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Menlo Park, California. As of the date of this prospectus, Latham & Watkins LLP and certain attorneys in the firm who have rendered, and will continue to render, legal services to us, own shares of our common stock and warrants exercisable for shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us at www.corcept.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on August 18, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the SEC on May 11, 2010 and August 16, 2010, respectively;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 18, 2010 (with respect to the information under the caption “Certain Relationships and Related Transactions – Preemptive Rights” and otherwise solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K/A for the year ended December 31, 2009);

•

our Current Reports on Form 8-K filed with the SEC on January 7, 2010 (with respect to Item 8.01 thereto but not with respect to Items 7.01 or 9.01 thereto), January 8, 2010, April 23, 2010, May 5, 2010 (with respect to Item 8.01 thereto but not with respect to Items 7.01 or 9.01 thereto), June 25, 2010 (two reports), June 28, 2010 and August 5, 2010; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 12, 2004 (File No. 000-50679).

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write Caroline Loewy, Chief Financial Officer, Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025, telephone: (650) 327-3270. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

$100,000,000

Debt Securities

Preferred Stock

Common Stock

Equity Warrants

Debt Warrants

PROSPECTUS

                    , 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$4,635
Nasdaq Capital Market listing fee	130,000
Printing and engraving	7,000
Legal fees and expenses	120,000
Accounting fees and expenses	160,000
Blue sky fees and expenses (including legal fees)	20,000
Transfer agent and registrar fees	10,000
Miscellaneous	8,365

Total	$460,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors and executive officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the indemnification agreements to be entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2007).

4.3	Form of Indenture.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement, if any, including form of Warrant.

4.6*	Form of Preferred Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement re Computation of Ratios.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1**	Statement of Eligibility of trustee on Form T-1.

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on the 18th day of August, 2010.

CORCEPT THERAPEUTICS INCORPORATED
By:	/s/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D.
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Joseph K. Belanoff, Caroline Loewy and Anne LeDoux, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOSEPH K. BELANOFF Joseph K. Belanoff, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2010

/s/ CAROLINE M. LOEWY Caroline M. Loewy	Chief Financial Officer (Principal Financial Officer)	August 18, 2010

/s/ ANNE M. LEDOUX Anne M. LeDoux	Vice President, Controller and Chief Accounting Officer (Controller and Principal Accounting Officer)	August 18, 2010

/s/ JAMES N. WILSON James N. Wilson	Director and Chairman of the Board of Directors	August 18, 2010

/s/ G. LEONARD BAKER, JR. G. Leonard Baker, Jr.	Director	August 18, 2010

/s/ JOSEPH C. COOK, JR Joseph C. Cook, Jr.	Director	August 18, 2010

/s/ PATRICK G. ENRIGHT Patrick G. Enright	Director	August 18, 2010

/s/ JAMES A. HARPER James A. Harper	Director	August 18, 2010

/s/ DAVID L. MAHONEY David L. Mahoney	Director	August 18, 2010

/s/ JOSEPH L. TURNER Joseph L. Turner	Director	August 18, 2010

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2007).

4.3	Form of Indenture.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement, if any, including form of Warrant.

4.6*	Form of Preferred Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement re Computation of Ratios.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1**	Statement of Eligibility of trustee on Form T-1.

*	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.